As filed with the Securities and Exchange Commission on November 5, 2019

Registration Nos. 333-233254

333-233254-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVESCO DB MULTI-SECTOR COMMODITY TRUST

(Registrant)

INVESCO DB ENERGY FUND

(Co-Registrant)

(Exact name of registrant as specified in its charter)

Delaware	6799	87-0778060
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Invesco Capital Management LLC 3500 Lacey Road, Suite 700 Downers Grove, Illinois 60515 (800) 983-0903	Anna Paglia c/o Invesco Capital Management LLC 3500 Lacey Road, Suite 700 Downers Grove, Illinois 60515 (800) 983-0903
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael M. Philipp, Esq.

Morgan, Lewis & Bockius LLP

77 West Wacker Dr.

Chicago, Illinois 60601

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the registration statement on Form S-1 (this “Post-Effective Amendment No. 1”) of Invesco DB Multi-Sector Commodity Trust (the “Trust”) and Invesco DB Energy Fund, (the “Fund”) (Registration Nos. 333-233254 and 333-233254-01, respectively) is being filed solely to correct the cover page of the Registration Statement to indicate that the Fund is a smaller reporting company.

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement (other than selling commissions).

Approximate Amount
Securities and Exchange Commission Registration Fee*	$29,334
Printing Expenses	$125,000
Fees of Independent Registered Public Accounting Firm	$12,500
Fees of Counsel	$93,000

Total	$259,834

*	Previously paid.

Item 14. Indemnification of Directors and Officers.

Section 4.7 of the Fifth Amended and Restated Declaration of Trust and Trust Agreement of the Trust filed as an exhibit to this Registration Statement, as amended from time-to-time (the “Trust Agreement”), provides for the indemnification of Invesco Capital Management LLC (the “Managing Owner”) and its Affiliates (as such term is defined in the Trust Agreement) (the Managing Owner and its Affiliates collectively, “Covered Persons”). Under the Trust Agreement, each Covered Person shall be indemnified by the Trust to the fullest extent permitted by law against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any action, suit, or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interest of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or to the Limited Owners (as such term is defined in the Trust Agreement) by reason of willful misconduct or gross negligence of such Covered Person. Any such indemnification will only be recoverable from the Trust Estate (as such term is defined in the Trust Agreement). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Code by or against the Managing Owner. The source of payments made in respect of indemnification under the Trust Agreement shall be the assets of the Trust.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

Exhibit Number	Description of Document

1.1	Form of Initial Purchaser Agreement[1]

4.1	Fifth Amended and Restated Declaration of Trust and Trust Agreement of the Registrant[2]

4.1.1	Amendment No. 1 to the Fifth Amended and Restated Declaration of Trust and Trust Agreement of the Registrant[3]

4.1.2	Amendment No. 2 to the Fifth Amended and Restated Declaration of Trust and Trust Agreement of the Registrant[4]

4.2	Form of Participant Agreement[1]

5.1	Opinion of Richards, Layton & Finger as to legality*

8.1	Opinion of Morgan, Lewis & Bockius LLP as to income tax matters*

10.1	Form of Customer Agreement[5]

10.2	Form of Administration Agreement[7]

10.3	Form of Global Custody Agreement[7]

10.4	Form of Transfer Agency and Service Agreement[1]

10.5	Distribution Services Agreement[6]

10.6	Form of Marketing Agreement[1]

23.1	Consent of Richards, Layton & Finger is included as part of Exhibit 5.1

23.2	Consent of Morgan, Lewis & Bockius LLP as tax counsel is included as part of Exhibit 8.1

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney*

*	Previously Filed

1	Previously filed as an exhibit to Pre-Effective Amendment No. 2 to Form S-1 on December 14, 2006 and incorporated herein by reference.
2	Previously filed as an exhibit on Form 8-K on February 25, 2015, and incorporated herein by reference.
3	Previously filed as an exhibit on Form 8-K on June 20, 2016, and incorporated herein by reference.
4	Previously filed as an exhibit on Form 8-K on June 4, 2018 and incorporated herein by reference.
5	Previously filed as an exhibit on Form 8-K on February 25, 2015, and incorporated herein by reference.
6	Previously filed as an exhibit on Form 8-K on June 20, 2016 and incorporated herein by reference.
7	Previously filed as an exhibit on Form 8-K on October 1, 2019 and incorporated herein by reference.

(b) The following financial statements are included in the Prospectus:

The financial statements of the Fund are incorporated by reference as described under “Incorporation by Reference of Certain Documents”.

Item 17. Undertakings.

(a) The undersigned registrant and co-registrant hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant and co- registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant and co- registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant and co- registrant are relying on Rule 430B:

(A) Each prospectus filed by the registrant and co- registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant and co- registrant are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant and co- registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant and co- registrant undertake that in a primary offering of securities of the undersigned registrant and co- registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant and co- registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant and co- registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant and co- registrant or used or referred to by the undersigned registrant and co- registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant and co- registrant or their securities provided by or on behalf of the undersigned registrant and co- registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant and co- registrant to the purchaser.

(b) The undersigned registrant and co- registrant hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant and co- registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant and co- registrant hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant and co- registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant and co- registrant pursuant to the foregoing provisions or otherwise, the registrant and co- registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant and co- registrant of expenses incurred or paid by a director, officer or controlling person of the registrant and co- registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant and co- registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant and the Co- Registrant have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on the 5th day of November, 2019.

Invesco DB Multi-Sector Commodity Trust

By:	Invesco Capital Management LLC,
its Managing Owner

By:	*
Name: Daniel Draper
Title: Chief Executive Officer

Invesco DB Energy Fund, a series of Invesco DB Multi-Sector Commodity Trust

By:	Invesco Capital Management LLC,
its Managing Owner

By:	*
Name: Daniel Draper
Title: Chief Executive Officer

*By: /s/	Adam Henkel
Attorney-in-Fact